                                                                     EXHIBIT 1.1


                        RUSHMORE FINANCIAL GROUP, INC.

                                     Up to

                       1,250,000 Shares of Common Stock



                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                January __, 1998

First Southwest Company
Rushmore Securities Corporation
c/o First Southwest Company
1700 Pacific Avenue, Suite 500
Dallas, Texas  75201

Gentlemen:

     Rushmore Financial Group, Inc., a Texas corporation (the "Company"), proposes to issue and sell up to 1,250,000 shares (the "Shares") of the Company's Common Stock, $.01 par value ("Common Stock"). The Company hereby appoints First Southwest Company and Rushmore Securities Corporation (collectively, the "Underwriters") as its exclusive agents for the purpose of finding purchasers for and selling the Shares, subject to the terms and conditions of this Agreement on a "best efforts basis," with at least 750,000 Shares required to be sold if any are sold.

     The term "Representative," as used herein, shall mean First Southwest Company. Whether or not so expressed, all obligations of the Underwriters and of the Company are several in accordance with their respective interests, and not joint, and nothing herein contained shall constitute the Underwriters or the Company partners of one another.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.   Representations and Warranties of the Company.
          ---------------------------------------------

          (a)  The Company represents and warrants as follows:

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          (i)   The Company has carefully prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (Registration No. 333-42225) with respect to the Shares in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively referred to as the "Act"). Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein collectively with the exhibits, schedules and financial statements, referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.
     The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

          (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement (collectively, and including Rushmore Insurance Services, Inc., the "Subsidiaries") are the only subsidiaries of the Company, each of which has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; each of the Subsidiaries has the power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, another Subsidiary, or, in the case of Rushmore Insurance Services, Inc., by D.M. Moore, Jr., free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (iii) All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid, non-assessable and free of any lien, security interest or other encumbrance; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

          (iv) The securities of the Company conform to all statements with regard thereto contained in the Registration Statement, and the Company has an authorized and outstanding capitalization as set forth in the Prospectus.

          (v) The Company and the transactions contemplated by this Agreement meet the requirements for using Form SB-2 under the Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of, the Act. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of either Underwriter through the Representative specifically for use in the preparation thereof.

          (vi) The consolidated financial statements of the Company and the Subsidiaries, and the consolidated financial statements of First Financial Life Companies, Inc. and its subsidiary First Financial Life Insurance Company, together with their respective related notes and schedules thereto included or incorporated by reference to the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial positions and the results of operations of the Company and the Subsidiaries consolidated and First Financial Life Insurance Company and its subsidiary consolidated, respectively, as of the dates and for the periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement and the Prospectus (any amendment or supplement thereto) present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

          (vii) The pro forma financial information and the related notes thereto included in the Registration Statement (and any amendment or supplement thereto) have been prepared in accordance with the applicable requirements of the Act, include all adjustments necessary to present fairly the pro forma financial condition and results of operations at the respective dates and for the respective periods indicated and are based upon good faith estimates and assumptions believed by the Company to be reasonable.

          (viii) The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

          (ix) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is or, would be material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (x) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries are in violation of any directive or order from or agreement or understanding with any state or federal securities or insurance department or commission, including but not limited to the National Association of Securities Dealers, Inc. (the "NASD"), and the Arizona Department of Insurance or any governmental authority to make any material change in the method of conducting or that restricts their respective businesses. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, including but not limited to actions, suits or proceedings at law or in equity before any court, regulatory body or administrative agency, domestic or foreign, which might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in any material adverse change in the business or condition of the Company and of the Subsidiaries taken as a whole, except as set forth in the Registration Statement.

          (xi) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

          (xii) The Company and the Subsidiaries have good and indefeasible title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies all leased property under valid, subsisting and enforceable leases.

          (xiii) The Company and the Subsidiaries have filed all tax returns which have been required to be filed, which returns are complete and correct, and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due.

          (xiv) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

          (xv) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

          (xvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xvii) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

          (xviii) No holder of any security of the Company has or, will have any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

          (xix) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, except where the failure so to own or possess will not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing, except as otherwise disclosed in the Prospectuses and except such claims or challenges as will not have, individually or in the aggregate, a Material Adverse Effect.

          (xx) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (xxi) The Company has complied with all provisions of Florida Statutes, (S)517.075, relating to issuers doing business with Cuba.

          (xxii) Neither the Company nor any of the Subsidiaries is in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement, the Warrant Agreement to be executed and delivered (the "Warrant Agreement"), the Stock Purchase Warrant (the "Warrant") to be delivered pursuant to the Warrant Agreement, the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Articles of Incorporation, as amended, or bylaws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (xxiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in

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     connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect.

          (xxiv) The Company and each of the Subsidiaries hold all licenses, certificates and permits from governmental authorities that are necessary to the ownership of properties and the conduct of their businesses as described in the Registration Statement; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole.

          (xxv) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses, except where the failure to have such Permits would not have, individually or in the aggregate, a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit which might have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

          (xxvi) Cheshier & Fuller, L.L.P. and Coopers & Lybrand, L.L.P., each of whom have rendered reports on certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act.

          (xxvii)   The Company is conducting business in compliance with all
     applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to all applicable local, state and federal securities and insurance laws and regulations and all regulations, decisions, directives, orders and policies of the NASD and any state or federal securities or insurance department or commission; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries taken as whole.

          (xxviii) The Company has all requisite power and authority, and has taken all necessary corporate action, to authorize, execute, deliver and perform the Warrant Agreement, to execute, issue, sell and deliver the Warrant and a certificate or certificates evidencing the Warrant, to authorize and reserve for issuance and, upon payment from time to time of the exercise price, to issue, sell and deliver, the shares of the Common

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     Stock issuable upon exercise of the Warrant, and to perform all of its obligations under the Warrant Agreement and the Warrant. The Warrant Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. No authorization, approval, consent or other order of any governmental authority is required for such authorization, issue or sale except to the extent required by applicable federal and state securities laws.

          (xxix) The Warrant, when delivered to the Underwriter, will be duly authorized, executed and delivered and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The shares of Stock of the Company, when issued upon exercise of the Warrant, will have been duly authorized for issuance and, when issued in accordance with the terms of the Warrant Agreement, will be validly issued and outstanding, fully paid and nonassessable and free of statutory preemptive rights.

     2.   Purchase, Sale and Delivery of the Shares.
          -----------------------------------------

          (a) Subject to the terms and conditions herein set forth, the Company hereby appoints the Underwriters as its exclusive agents for a period of 45 days (which period may be extended up to 15 days by written agreement between the Representative and the Company) commencing on the effective date under the Act of the Registration Statement (the "Effective Date") for the purpose of offering the Shares as provided in this Agreement on a "best efforts basis," with at least 750,000 Shares required to be sold if any are sold. The Underwriters agree to use their best efforts to sell the Shares as the Company's agent. It is understood and agreed that there is no firm commitment on the Underwriters' part to purchase any of the Shares.

          The Underwriters will offer on behalf of the Company, the Shares hereunder at a price of $5.50 per share. The Underwriters will be entitled to a commission of 8% on each Share sold by the Underwriters on behalf of the Company, such commission payable by the Company on the Closing Date from the funds deposited in the special bank escrow account described in paragraph (b) hereof. The Underwriters may, in their discretion, offer a part of the Shares to dealers who are members of the NASD, selected by the Underwriters, at such price less a concession not to exceed $______ per share and the Underwriters may form and manage a selling group of such selected dealers.

          (b) All funds received from subscribers of Shares will be deposited by the Underwriters in a special noninterest bearing escrow account (or, if invested, such investment will only be made in permissible investments under SEC Rule 15c2-4) to be maintained by the Underwriters for the account of the Company at Bank One Texas, N.A., Dallas, Texas. All funds, represented by check or otherwise, shall be made payable to "Rushmore Financial Group, Inc. Escrow Account." On the Closing Date, the Representative will distribute the funds then deposited in such special bank escrow account, as their interests may appear, to the Company, selected dealers and to the Underwriters.

          In the event this Agreement is terminated prior to the Closing Date for any reason whatsoever, the Underwriters shall promptly refund to the subscribers of the Shares all funds which have been received from them by the Underwriters without interest.

          All costs, expenses and charges incurred in connection with the special bank escrow account shall be paid by the Company.

          (c) It is understood and agreed that if at least 750,000 Shares are not sold by the Underwriters pursuant to this Agreement during the offering, this Agreement shall terminate and all funds deposited in the special bank escrow account described in paragraph (b) hereof shall be promptly refunded in full to the subscribers without interest or deduction. In such event neither party hereto shall have any liability to the other hereunder except that the Company shall pay to the Underwriters their non-accountable expense reimbursement in connection with the offering of $75,000.00.

          (d) Closing of the offering will take place at the offices of Glast, Phillips and Murray at 9:00 a.m., Central Time, on the earlier of (i) five days from the date on which all of the Shares have been sold, or (ii) 45 days from the Effective Date (which date may be extended up to 15 days from the Effective Date by written Agreement between the Underwriters and the Company), said date being herein called the "Closing Date." Certificates for the Shares registered in such a manner and in such denominations as the Underwriters may request will be delivered to the Underwriters so that the Underwriters may examine and package such certificates for delivery no later than ten full business days after the Closing Date.

     3.   Covenants of the Company.  The Company covenants and agrees with the
          ------------------------
Underwriters that:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Act and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy and such reasonable amount of time as is necessitated by the complexity of such amendment or supplement or to which the Underwriters shall have reasonably objected or which is not in compliance with the Act.

          (b) The Company will furnish to the Underwriters and dealers selected by the Underwriters as soon as possible after the Effective Date and thereafter from time to time during the period of 90 days after the initial public offering of the Shares (or for such longer period after the Effective Date as in the opinion of the Underwriters' counsel, the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriters or a dealer) as many copies of the Prospectus (and of any amended or supplemented Prospectus) as the

Underwriters may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdiction in which the Shares are offered and by all dealers to whom the Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sale of the Shares by you or any dealer. If during such period any event occurs as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or it shall be necessary to amend or supplement the Prospectus to comply with law or with the Act, the Company will promptly notify the Underwriters thereof and on the Underwriters' request prepare and furnish to the Underwriters and dealers selected by the Underwriters, in such quantity as the Underwriters and such dealers may reasonably request, an amendment or supplement which will correct such statement or omission or cause the Prospectus to comply with law and with the Act, so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with any law. In the event that you and the Company agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (c) The Company will use its best efforts to cause the Registration Statement to become effective and will promptly advise the Underwriters, and will confirm such advice in writing, (i) when the Registration Statement or any post effective amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus is filed with the Commission; (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or for supplement to the Prospectus or for additional information and the nature and substance thereof; (iii) the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information; (iv) as soon after the execution and delivery of this Agreement as practicable and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with the sale of the Shares, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law; and (v) of the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for sale in any jurisdiction, or of the initiation or threatening of any proceedings for that purpose, and will use its best efforts to prevent the issuance of such a stop order, or if such order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (d) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by you and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification and take all action necessary during the period of twelve months after the Registration Statement becomes effective to keep qualification of the Shares in good standing under such laws ; provided that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. Said qualification of the Shares under the securities laws of the said states shall be effected by the Underwriters' counsel and the Company shall pay the legal fees therefor and all other expenses incident thereto.

          (e) The Company will deliver to the Underwriters at or before the Closing Date, three signed copies of the Registration Statement as originally filed with the Commission and all amendments thereto including all financial statements, exhibits and schedules filed therewith, and will deliver to the Underwriters such number of conforming copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Underwriters may reasonably request.

          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, a consolidated earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section ll(a) of the Act and Rule 158 of the Act and will advise the Underwriters in writing when such statement has been so made available.

          (g) The Company will for a period of five years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Underwriters similar reports with respect to significant subsidiaries, as that term is defined in the Act, which are not consolidated in the Company's financial statements.

          (h) For one hundred eighty days after the Closing Date neither the Company nor any of the officers, directors and significant shareholders of the Company, will, without the Representative's prior written consent, sell or otherwise dispose of any Common Stock of the Company except pursuant to a "Lock-Up Agreement" acceptable to the Representative.

          (i) The Company will apply for and utilize the proceeds from the sale of the Shares in the manner described in the Prospectus.

          (j) The Company will apply for and use its best efforts to obtain authorization for including the Shares in The Nasdaq SmallCap Market and will register under Section 12(g) of the Securities Act of 1934, each as of the earliest practicable time after completion of the Offering.

          (k) The Company will, within one hundred and twenty days from completion of the offering, apply for "listing" in national recognized corporate reports or manuals conforming for trading under certain Blue-Sky laws and maintain such "listing" on a current basis.

          (l) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (m) Except as stated in this Agreement and in the Preliminary Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     4.   Costs and Expenses.  The Company will pay all costs, expenses and fees
          ------------------
incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares; the application fee of The Nasdaq SmallCap Market and the expenses, including but not limited to the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws and an accountable expense allowance payable to the Underwriters to cover the Underwriters' expenses incidental to the offering. The cumulative total amount of all expenses which the Company shall reimburse to you shall be $75,000.00 (exclusive of blue-sky registration and legal fees which shall be paid by the Company) paid on a non-accountable basis. The Company will pay the Underwriters the balance of this accountable expense allowance at the closing. Except as otherwise provided above, the Company shall not be required to pay for any of the Underwriters' expenses except that, if this Agreement shall not be consummated because the conditions in Section 5 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Underwriters, then the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including but not limited to fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by it of the Shares.

     5.   Conditions of Obligations of the Underwriters.   The obligations of
          ---------------------------------------------
the Underwriters are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

          (b) The Representative shall have received on the Closing Date the opinion of Glast, Phillips & Murray, counsel for the Company, dated the Closing Date, addressed to the Underwriters to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Prospectus; each of the Subsidiaries, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease its properties and conduct its business as described in the Prospectus.

          (ii) The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, another Subsidiary, or, in the case of Rushmore Insurance Services, Inc., by D.M. Moore, Jr., free and clear of all liens, encumbrances and security interests; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of the Subsidiaries are owned free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

          (iii) The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

          (iv) The Company has authorized and outstanding capital stock as set forth under the caption "Description of Securities" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

          (v) No holder of any security of the Company other than First Southwest Company has or, will have any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

          (vi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings with respect thereto have been instituted or are pending or indicated by the Commission under the Act. In addition, any required filing of the Prospectus pursuant to Rule 424(b) has been made.

          (vii) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (viii) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

          (ix) The statements under the captions "Business", "Description of Securities" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

          (x) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (xi) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries are in violation of any directive or order from or agreement or understanding with any state or federal securities or insurance department or commission, including but not limited to the NASD and the Arizona Department of Insurance, or any governmental authority to make any material change in the method of conducting or that restricts their respective businesses. Such counsel knows of no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries, including but not limited to actions, suits or proceedings at law or in equity before any court, regulatory body or administrative agency, domestic or foreign, which might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in any material adverse change in the business or condition of the Company or the Subsidiaries taken as a whole, except as set forth in the Registration Statement.

          (xii) The execution and delivery of this Agreement, the Warrant Agreement and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation, as amended, bylaws, or other organizational documents, of the Company or any of its Subsidiaries, or any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or, violate any law, statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its Subsidiaries or any of its or their property; there is no regulatory cease and desist order or other order, memorandum of understanding or agreement between the Company or any of its Subsidiaries and any state or federal securities or insurance department or commission, including, but not limited to, the NASD, that would govern, limit or prohibit the Company from entering into and performing its obligations under this Agreement.

          (xiii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body, including but not limited to any state or federal securities or insurance department or commission, including, but not limited to, the NASD, is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities or Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

          (xiv) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents.

          (xv) The Company has not been advised, and has no reason to believe, that either it or any of its Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, State and Federal environmental laws and regulations and all regulations, decisions, directives, orders and policies of applicable state or federal securities or insurance department or commissions, including but not limited to the NASD and the Arizona Department of Insurance; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries taken as whole.

          (xvi) The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to authorize, execute, deliver and perform the Warrant Agreement, to execute, issue, sell and deliver the Warrant and a certificate or certificates evidencing the Warrant, to authorize (and adopt resolutions that approve and adopt the terms of the Warrant Agreement, including the obligation to reserve for issuance the Shares issuable upon the Warrant) and, upon payment of the exercise price, to issue, sell and deliver, the shares of the Stock issuable upon exercise of the Warrant, and to perform all of its obligations under the Warrant Agreement and the Warrant. The Warrant Agreement has been duly executed and delivered by the Company and will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, by general principles of equity. No authorization, approval, consent or other order of any governmental authority is required for such authorization, issue or sale except to the extent required by applicable federal and state securities laws.

          (xvii) The Warrant, when delivered to the Underwriter, will be duly authorized, executed and delivered and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, by general principles of equity. The shares of Common Stock of the Company, when issued upon exercise of the Warrant, will have been duly authorized for issuance and, when issued in accordance with the terms of the Warrant Agreement, will be validly issued and outstanding, fully paid and nonassessable and free of statutory preemptive rights.

          (xviii) Such counsel has discussed the Registration Statement and the Prospectus with the officers of the Company and has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and based thereon nothing has come to the attention of such counsel that has caused him to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

          (xix) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, line of credit or other evidence of indebtedness, or in any contract, agreement, lease or other instrument to which the Company or any of the Subsidiaries is a party, or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any document incorporated by reference, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or incumbrance upon any property or assets of the Company or any of the Subsidiaries, except as may be disclosed in the Prospectus, and except for such defaults as would not have, individually or in the aggregate, a Material Adverse Effect.

                 In rendering such opinion Glast, Phillips & Murray may rely as to matters governed by the laws of states other than Texas or Federal laws on local counsel in such jurisdictions, provided that in each case Glast, Phillips & Murray shall state that they believe that they and the Underwriter are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Glast, Phillips & Murray may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Representatives shall have received on the Closing Date the opinion of Thompson & Knight, P.C., counsel for the Underwriters, dated the Closing Date, addressed to the Underwriters substantially to the effect specified in subparagraphs (i), (iii), (vi) and (xvii) of Paragraph (b) of this
Section 5, and such other related matters as you may request.

          (d) The Company and Representative shall have received at or prior to the Closing Date from Thompson & Knight, P.C. a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

          (e) The Representative shall have received on the Closing Date a signed letter from Cheshier & Fuller, L.L.P. and Coopers & Lybrand, L.L.P. dated the date hereof and the Closing Date substantially in form and substance satisfactory to the Representatives.

          (f) The Representatives shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

          (ii) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date.

          (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

          (g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representative may reasonably have requested.

          (h) The Shares have been approved for designation upon notice of issuance on The Nasdaq SmallCap Market.

          (i) The Company shall have executed and delivered to the Representative the Warrant pursuant to and in the form of the Warrant Agreement.

          (j)    (i)    No stop order suspending the effectiveness of the
Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the

Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date, and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 5(f) and in Section 5(g) hereof.

          (k) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (l) Each condition to the closing of the Common Stock offering shall have been satisfied or, with the Underwriters' specific approval, waived. On the Closing Date, the closing of the Common Stock offering shall have been consummated on terms that conform in all material respects to the description thereof in the Registration Statement and Prospectus and the Underwriters shall have received evidence satisfactory to the Underwriters of the consummation thereof.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Thompson & Knight, P.C., counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

     6.   Conditions of the Obligations of the Company.  The obligations of the
          --------------------------------------------
Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     7.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter, its agents, directors, officers and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof and (ii) such indemnity with respect to any related Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchases Common Stock if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Common Stock to such person in any case where such delivery is required by the Act and the untrue statement or omission of material fact contained in the related Preliminary Prospectus was corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of the Company's failure to deliver the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will jointly and severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including but not limited to any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including but not limited to any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (with in the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     8.   Notices.  All communications hereunder shall be in writing and, except
          -------
as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to First Southwest Company, 1700 Pacific Avenue, Suite 500, Dallas,

Texas 75201, Attention: Michael Nguyen; if to the Company, to Rushmore Financial Group, Inc., 13355 Noel Road, Suite 650, Dallas, Texas 75240, Attention: D.M. Moore, Jr.

     9.   Termination.  This Agreement may be terminated by you by notice to the
          -----------
Company as follows:

          (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement.

          (b) at any time prior to the Closing Date if any of the following has occurred (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York state authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affaire which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (c)  as provided in Section 5 of this Agreement.

     10.  Qualified Independent Underwriter.  The Company hereby confirms that
          ---------------------------------
at its request First Southwest Company has without compensation acted as a "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares. The Company will indemnify and hold harmless the QUI, and its agents, officers, directors and each person, if any, who controls such QUI within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QUI's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QUI for any legal or other expenses reasonably incurred by the QUI in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     11.  Survival of Indemnities, Representations and Warranties.  All
          -------------------------------------------------------
representations, warranties, agreements, covenants and indemnities contained herein of the Company and of the Underwriters remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors, partners or any controlling person and shall survive the delivery of and payment for the Shares or termination of this Agreement pursuant to Section 9 hereof.

     12.  Parties in Interest.  This Agreement shall inure to the benefit of and
          -------------------
be binding upon the Company and the Underwriters, the officers, directors and partners of such parties, each controlling person of the Company and the Underwriters, and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons and officers and directors of the Company and the Underwriters, any legal right, remedy or claim under or in respect to this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and such controlling persons, directors and officers, and for the benefit of no other person or corporation.

          The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any shares from the Underwriter or any selected dealer.

          This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof, and supersedes any letter of intent previously entered into.

     13.  Miscellaneous.  The reimbursement, indemnification and contribution
          -------------
agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

                                   Very truly yours,

                                   RUSHMORE FINANCIAL GROUP, INC.


                                   By:
                                        ____________________________________
                                        D.M. Moore, Jr.
                                        Chairman and Chief Executive Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

FIRST SOUTHWEST COMPANY
RUSHMORE SECURITIES CORPORATION

By: FIRST SOUTHWEST COMPANY


     By:___________________________________
            Authorized Officer